Exhibit 99.1

PRESS RELEASE

For Immediate Release — May 12, 2011

Tranzyme Pharma Announces First Quarter 2011 Financial Results

Phase 2 Data of Oral GI Motility Agent TZP-102 Presented at DDW 2011

RESEARCH TRIANGLE PARK, NC (May 12, 2011) — Tranzyme Pharma (NASDAQ: TZYM), a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel, first-in-class small molecule therapeutics for the treatment of acute (hospital-based) and chronic gastrointestinal (GI) motility disorders today announced financial results for the quarter ended March 31, 2011.

“In the first quarter, we initiated two Phase 3 pivotal trials of our most advanced product candidate, ulimorelin. The objective of the trials is to evaluate the safety and efficacy of ulimorelin in accelerating gastrointestinal recovery in patients undergoing a partial bowel resection,” said Vipin K. Garg, PhD, President and CEO of Tranzyme Pharma. “We are very pleased to have recently completed our initial public offering intended to fund the continued clinical development of ulimorelin as well as our lead oral compound TZP-102 for diabetic gastroparesis. We plan to initiate a Phase 2b trial for TZP-102 in the second half of this year. We believe patients require safe and effective treatments for these conditions, and we are dedicated to developing both products.”

Recent Highlights and Developments

Ulimorelin Phase 3 Pivotal Trial Initiation

Tranzyme initiated dosing of ulimorelin in two Phase 3 pivotal trials known as ULISES 007 and ULISES 008, in February and March, respectively. The company expects to enroll approximately 600 patients undergoing bowel resections in the Phase 3 program. Ulimorelin is Tranzyme’s intravenous promotility agent in development for the management of postoperative ileus (POI) in hospital and acute care settings. Tranzyme is developing ulimorelin in collaboration with its European partner Norgine B.V., a specialty pharmaceutical company.

TZP-102 Data Presented at Digestive Disease Week

At Digestive Disease Week, the largest international gathering of physicians, researchers and academics in the fields of gastroenterology and gastrointestinal surgery, Dr. Richard W. McCallum presented Phase 2 data on TZP-102.  The poster “TZP-102, Ghrelin Agonist Phase 2 Data: The Improvement in Symptoms of Gastroparesis (Nausea, Early Satiety, Bloating and Abdominal Pain) Significantly Correlated With Patient Rating of Overall Treatment Effect” concluded that TZP-102 improved the most prevalent symptoms of gastroparesis, a life-impacting disorder in which the stomach takes too long to empty its contents, and that TZP-102 represents a promising advance in the treatment of diabetic gastroparesis.

Corporate

In March, Anne VanLent was appointed to Tranzyme’s Board of Directors.  Ms. VanLent was Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly-traded company that developed and marketed prescription dermatology products prior to its acquisition by Stiefel Laboratories in June 2008. Ms. VanLent joined the board of Integra Life Sciences Holding Corporation (NASDAQ: IART) in 2004, where she currently also serves as chair of the audit committee. She also served as a director of Penwest Pharmaceuticals, a NASDAQ-listed company from 1997 through its sale to Endo Pharmaceuticals, Inc. in the fall of 2010.

Select First Quarter 2011 Financial Results

Total revenue for the first quarter of 2011 was $2.3 million compared to $1.4 million in the same period last year. The increase was primarily due to the amortization of deferred revenue from the upfront license fee received from our collaboration agreement with Norgine entered into in June 2010. Research and development expenses were $4.5 million in the first quarter 2011 compared to $2.9 million in the same period in 2010. The increase was primarily the result of higher clinical trial expenses during the period. General and administrative expenses were $971,000 in the first quarter 2011 versus $847,000 in the same period last year. The Company reported a consolidated net loss of $3.4 million compared to $2.7 million for the first quarter 2010.

The company ended the first quarter of 2011 with $12.5 million in cash and cash equivalents. In the second quarter of 2011, Tranzyme completed its initial public offering of its common stock raising aggregate net proceeds of approximately $51.4 million after deducting underwriting discounts and commissions and estimated offering expenses.

Conference Call Details

The company will host a conference call on Friday, May 13, 2011 at 8:30 A.M. ET to discuss first quarter 2011 financial results and present information concerning its business and strategies. To participate in the live call, please dial (877) 670 - 9784 (U.S. and Canada) or (970) 315 - 0430 (international), five to ten minutes prior to the start of the call. A live audio webcast will also be available in the “Investors” section of the Tranzyme Pharma website, http://www.tranzyme.com.

A replay of the conference call will be available beginning May 13, 2011 at 11:30 A.M. ET and ending on May 20, 2011. Investors may listen to the replay by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (international), with the passcode 63772004. The webcast will also be archived for on-demand listening for 30 days at http://www.tranzyme.com.

About Tranzyme Pharma

Tranzyme Pharma is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel, first-in-class small molecule therapeutics for the treatment of acute (hospital-based) and chronic gastrointestinal (GI) motility disorders. All of Tranzyme’s product candidates have been discovered using its proprietary drug discovery chemistry platform, MATCH™, which enables the construction of synthetic libraries of drug-like, macrocyclic compounds in a predictable and efficient manner.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions.  These include statements regarding the expected timing of our Phase 2b trial for TZP-102 and expected enrollment for our Phase 3 programs.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 (Registration No. 333-170749), which was declared effective by the Securities and Exchange Commission on April 1, 2011, and subsequent filings with the SEC.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Tranzyme, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010

Licensing and royalty revenue	$1,897	$1,047
Research revenue	442	375
Total revenue	2,339	1,422
Operating expenses:
Research and development	4,501	2,946
General and administrative	971	847
Total operating expenses	5,472	3,793
Operating loss	(3,133)	(2,371)
Interest expense, net	(420)	(379)
Other income (expense), net	188	41
Net loss	$(3,365)	$(2,709)
Net loss per share—basic and diluted	$(24.00)	$(19.32)
Shares used to compute net loss per share—basic and diluted	140,192	140,192
Pro Forma:
Pro forma net loss	$(3,365)	$(2,493)
Pro forma net loss per share—basic and diluted	$(0.33)	$(0.25)
Shares used to compute pro forma net loss per share—basic and diluted	10,208,845	9,981,177

Tranzyme, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,479	$17,373
Accounts receivable, net	1,240	1,006
Prepaid expenses and other assets	1,542	845
Total current assets	15,261	19,224
Investment tax credits receivable	132	—
Deferred offering costs	1,550	1,068
Furniture, fixtures and equipment, net	1,272	1,302
Total assets	$18,215	$21,594
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	3,815	1,971
Current portion of deferred revenue	7,292	7,243
Current portion of notes payable	3,056	1,854
Total current liabilities	14,163	11,068
Deferred revenue, less current portion	3,178	5,050
Notes payable, less current portion	9,809	10,951
Other long-term liabilities	274	464
Total liabilities	27,424	27,533
Total stockholders’ deficit	(9,209)	(5,939)
Total liabilities and stockholders’ deficit	$18,215	$21,594

Corporate Inquiries:

Susan Sharpe

Corporate Communications Manager

(919) 313-4761

ssharpe@tranzyme.com

Investor Inquiries:

David Carey

Lazar Partners, Ltd.

(212) 867-1768

dcarey@lazarpartners.com